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EXHIBIT 24  ACCOUNTANTS CONSENT


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.



We consent to the incorporation by reference in the Registration Statements (Nos. 2-80676, 2-80677, 2-99984, 33-14903, 33-30751, 33- 34372, 33-39449 and
33-52504) on Form S-8 and (Nos. 2-80166, 33-42294 and 33-53058) on Form S-3 of
North Fork Bancorporation, Inc. of our report dated January 17, 1994.
Relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 annual report on Form 10-K of North Fork Bancorporation, Inc. Our report refers to a change in the methods of accounting for income taxes and post retirement benefits other than pensions.



                               KPMG PEAT MARWICK


Jericho, New York
March 18, 1994